Exhibit 99.1

Media Contact:	Analyst Contacts:
Rhonda O’Banion	Bryant Potter	Susan Wright
(800) 562-9308	(803) 217-6916	(803) 217-4436

The Public Service Commission of South Carolina Unanimously Approves South Carolina Electric & Gas Company’s Petition To Update Construction and Capital Cost Schedules For New Nuclear Units

Cayce, S.C., Sept. 02, 2015... The Public Service Commission of South Carolina (SCPSC) today voted unanimously to approve South Carolina Electric & Gas Company’s (SCE&G), principal subsidiary of SCANA Corporation (NYSE: SCG), petition to update the construction milestone schedule as well as the capital cost schedule for the two new nuclear units being constructed in Jenkinsville, South Carolina.

The construction schedule approved today, without consideration of all mitigating strategies, indicates substantial completion dates of June 2019 and June 2020 for Units 2 and 3, respectively. The approved schedule, including these estimated completion dates, is based upon information received from Westinghouse Electric Company and Chicago Bridge & Iron (the Consortium). The approved capital cost schedule includes incremental capital costs that total $698 million (SCE&G’s portion in 2007 dollars), of which $539 million are associated with the schedule delays and other contested costs. The total project capital cost is now estimated at approximately $5.2 billion (SCE&G’s portion in 2007 dollars) or $6.8 billion including escalation and allowance for funds used during construction (SCE&G’s portion in future dollars). Also, the allowed Return on Equity (ROE) for the new nuclear project will be revised from 11.00% to 10.50%. The revised ROE will be applied prospectively for the purpose of calculating revised rates sought by the Company under the Base Load Review Act on and after January 1, 2016, until such time as the new nuclear units are completed.

The SCPSC encouraged SCE&G to continue to negotiate with the Consortium and take other necessary steps to minimize delay related costs for the benefit of SCE&G's customers.

PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 695,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) legislative and regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA; (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (6) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (7) the loss of sales to distributed generation, such as solar photovoltaic systems; (8) growth opportunities for SCANA’s regulated and diversified subsidiaries; (9) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity; (10) the effects of weather, especially in areas where the generation and transmission facilities of SCANA and its subsidiaries (the Company) are located and in areas served by SCANA's subsidiaries; (11) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (12) payment and performance by counterparties and customers as contracted and when due; (13) the results of efforts to license, site, construct and finance facilities for electric generation and transmission, including nuclear generating facilities and results of efforts to operate its electric and gas systems and assets in accordance with acceptable performance standards; (14) maintaining creditworthy joint owners for SCE&G’s new nuclear generation project; (15) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed, at agreed upon quality and prices, for our construction program, operations and maintenance; (16) the results of efforts to ensure the physical and cyber security of key assets and processes; (17) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (18) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (19) labor disputes; (20) performance of SCANA’s pension plan assets; (21) changes in taxes and tax credits, including production tax credits for new nuclear units; (22) inflation or deflation; (23) compliance with regulations; (24) natural disasters and man-made mishaps that directly affect our operations or the regulations governing them; and (25) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.